UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 17, 2017

TEGNA INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive, McLean, Virginia 22107-0150
(Address of principal executive offices and zip code)
(703) 873-6600
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 17, 2017, TEGNA Inc. (the "Company") entered into a definitive agreement with Cape Publications, Inc., McClatchy Interactive West, Tribune National Marketing Company, LLC, CareerBuilder, LLC ("CareerBuilder") and AP Special Sits Camaro Holdings, LLC (the "Agreement"), pursuant to which the Company and the other owners of membership interests in CareerBuilder agreed to sell their combined membership interests to an investor group led by funds managed by affiliates of Apollo Group Management, LLC ("Apollo") and the Ontario Teachers' Pension Plan Board in exchange for cash and common equity interests in a newly formed entity that would hold CareerBuilder and be controlled by Apollo (the "Transaction").

The Company's estimated cash proceeds from the Transaction are expected to be approximately $250 million, before taxes, subject to customary purchase price adjustments, including working capital.

As part of the Agreement, the Company will remain an ongoing partner in the new entity holding CareerBuilder, reducing its current 53% controlling interest to 12.5% on a fully-diluted basis upon the completion of the Transaction.

The Transaction is subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions and is expected to be completed in the third quarter of 2017.

Item 2.06 Material Impairments.

In connection with entering into the Agreement, the Company concluded that CareerBuilder meets the criteria under generally accepted accounting principles to be classified as held for sale in the consolidated financial statements. As a result, the Company will be required to record the related assets at fair value, less an amount of estimated sale costs. The Company expects to recognize a non-cash pre-tax impairment charge in the range of approximately $260 million to $290 million during the second quarter of 2017 to reflect this. This impairment charge may vary due to the finalization of customary purchase price adjustments, including working capital.

Item 8.01 Other Events

On June 19, 2017, the Company issued a press release announcing the Transaction and entry into the Agreement.

A copy of the press release announcing the Transaction, dated as of June 19, 2017, is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release of TEGNA Inc., dated June 19, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC.

Date: June 20, 2017	By:	/s/ Akin S. Harrison
Name: Akin S. Harrison
Title: Senior Vice President, Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release of TEGNA Inc., dated June 19, 2017.